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                                                                EXHIBIT 23

DELOITTE &
  TOUCHE LLP
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       [LOGO]             Suite 250                 Telephone: (716) 843-7200
                          Key Bank Tower            Facsimile: (716) 856-7760
                          50 Fountain Plaza
                          Buffalo, New York  14202


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the filings listed below of the report of Deloitte & Touche LLP dated February 23, 1995 appearing in the Annual Report on Form 10-K of Pratt & Lambert United, Inc. for the years ended December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994.

        -       Current Report on Form 8-K of The Sherwin-Williams Company,
        - Registration Statement (Form S-3 No. 33-64543) of The Sherwin-Williams Company,
        - Registration Statement (Form S-8 No. 33-28585) pertaining to The Sherwin-Williams Company 1984 Stock Plan,
        - Registration Statement (Form S-8 No. 33-52227) pertaining to The Sherwin-Williams Company 1994 Stock Plan,
        - Registration Statement (Form S-8 No. 33-62229) and the Post Effective Amendment Number 5 to the Registration Statement (Form S-8 No. 2-80510) pertaining to The Sherwin-Williams Company Employee Stock Purchase and Savings Plan and the
        - Registration Statement (Form S-3 No. 33-22705) of The Sherwin-Williams Company,


/s/ Deloitte & Touche LLP


January 19, 1996




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DELOITTE TOUCHE
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INTERNATIONAL
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